Exhibit 5.1

GRAUBARD MILLER

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, NEW YORK 10174

                                                                                February 7, 2022

CorpHousing Group Inc.

2125 Biscayne Blvd
Suite 253
Miami, Florida 33137

Dear Sirs:

Reference is made to the Registration Statement on Form S-1 (“Registration Statement”)(No. 333-262114) filed by CorpHousing Group Inc. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Securities Act”), covering up to 4,928,571 units of the Company, including the units subject to the underwriters’ over-allotment option, with each Unit consisting of one share of common stock of the Company (“Public Share”), par value $0.00001 per share (the “Common Stock”), of the Company and one warrant of the Company (“Public Warrant”), each whole warrant to purchase one share of Common Stock. The Registration Statement also includes registration of the up to 197,143 shares of Common Stock issuable upon exercise of warrants issued to the underwriter in connection with the offering of the units (“Underwriter Warrants”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.           Public Shares. When the Registration Statement becomes effective under the Securities Act and the Public Shares are issued, delivered and paid for as part of the Public Units, as contemplated by the Registration Statement, the Public Shares will be validly issued, fully paid and non-assessable.

2.          Public Warrants. When the Registration Statement becomes effective under the Securities Act, and when the Public Warrants are issued, delivered and paid for as part of the Public Units, as contemplated by the Registration Statement, such Public Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.           Warrant Shares.  When the Registration Statement becomes effective under the Securities Act, and the Public Warrants are issued, delivered and paid for as part of the Public Units, the shares of Common Stock issuable upon exercise of such Public Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement and Warrants, will be duly authorized, validly issued, fully paid and non-assessable. When the Registration Statement becomes effective under the Securities Act, and the Underwriter Warrants are issued, delivered and paid for as part of the Public Units, the shares of Common Stock issuable upon exercise of such Underwriter Warrants, when issued and sold in accordance with and in the manner described in the Registration Statement and the Underwriter Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Public Units, the Public Warrants and the Underwriter Warrants constituting legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller